Exhibit 99.2

The following information replaces Item 1 (Financial Statements) previously filed by Pentair, Inc. in its Quarterly Report on Form 10-Q for the quarter ended April 2, 2011.  All other portions of such Quarterly Report on Form 10-Q are unchanged.

PART I FINANCIAL INFORMATION

ITEM 1.    FINANCIAL STATEMENTS

Pentair, Inc. and Subsidiaries

Condensed Consolidated Statements of Income (Unaudited)

	Three months ended
	April 2,	April 3,
In thousands, except per-share data	2011	2010
Net sales	$790,273	$707,013
Cost of goods sold	541,214	493,311
Gross profit	249,059	213,702
Selling, general and administrative	144,760	132,890
Research and development	18,122	17,211
Operating income	86,177	63,601
Other (income) expense:
Equity income of unconsolidated subsidiaries	(235)	(84)
Net interest expense	9,325	9,527

Income from continuing operations before income taxes and noncontrolling interest	77,087	54,158
Provision for income taxes	25,053	18,129
Income from continuing operations	52,034	36,029
Gain on disposal of discontinued operations, net of tax	—	524
Net income before noncontrolling interest	52,034	36,553
Noncontrolling interest	1,493	1,232
Net income attributable to Pentair, Inc.	$50,541	$35,321

Net income from continuing operations attributable to Pentair, Inc.	$50,541	$34,797

Earnings per common share attributable to Pentair, Inc.
Basic
Continuing operations	$0.52	$0.35
Discontinued operations	—	0.01
Basic earnings per common share	$0.52	$0.36

Diluted
Continuing operations	$0.51	$0.35
Discontinued operations	—	0.01
Diluted earnings per common share	$0.51	$0.36

Weighted average common shares outstanding
Basic	98,098	98,030
Diluted	99,670	99,568

Cash dividends declared per common share	$0.20	$0.19

See accompanying notes to condensed consolidated financial statements.

Pentair, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

	April 2,	December 31,	April 3,
In thousands, except share and per-share data	2011	2010	2010
Assets
Current assets
Cash and cash equivalents	$57,134	$46,056	$46,783
Accounts and notes receivable, net	625,856	516,905	550,830
Inventories	411,767	405,356	363,667
Deferred tax assets	56,370	56,349	49,665
Prepaid expenses and other current assets	57,950	44,631	43,580
Total current assets	1,209,077	1,069,297	1,054,525

Property, plant and equipment, net	338,610	329,435	330,201

Other assets
Goodwill	2,097,428	2,066,044	2,067,836
Intangibles, net	461,244	453,570	472,398
Other	56,328	55,187	56,224
Total other assets	2,615,000	2,574,801	2,596,458
Total assets	$4,162,687	$3,973,533	$3,981,184

Liabilities and Shareholders’ Equity
Current liabilities
Short-term borrowings	$6,093	$4,933	$3,731
Current maturities of long-term debt	13	18	51
Accounts payable	256,492	262,357	229,502
Employee compensation and benefits	84,043	107,995	77,496
Current pension and post-retirement benefits	8,733	8,733	8,948
Accrued product claims and warranties	43,418	42,295	37,803
Income taxes	20,492	5,964	8,571
Accrued rebates and sales incentives	29,546	33,559	24,653
Other current liabilities	97,531	80,942	86,763
Total current liabilities	546,361	546,796	477,518

Other liabilities
Long-term debt	802,321	702,521	862,351
Pension and other retirement compensation	216,592	209,859	231,733
Post-retirement medical and other benefits	29,459	30,325	30,630
Long-term income taxes payable	23,548	23,507	25,720
Deferred tax liabilities	175,877	169,198	145,777
Other non-current liabilities	86,085	86,295	95,399
Total liabilities	1,880,243	1,768,501	1,869,128

Commitments and contingencies

Shareholders’ equity
Common shares par value $0.16 2/3; 98,419,314, 98,409,192 and 98,650,967 shares issued and outstanding, respectively	16,403	16,401	16,441
Additional paid-in capital	476,930	474,489	475,135
Retained earnings	1,655,302	1,624,605	1,518,726
Accumulated other comprehensive income (loss)	18,525	(22,342)	(11,801)
Noncontrolling interest	115,284	111,879	113,555
Total shareholders’ equity	2,282,444	2,205,032	2,112,056
Total liabilities and shareholders’ equity	$4,162,687	$3,973,533	$3,981,184

See accompanying notes to condensed consolidated financial statements.

Pentair, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three months ended
	April 2,	April 3,
In thousands	2011	2010
Operating activities
Net income before noncontrolling interest	$52,034	$36,553
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Gain on disposal of discontinued operations	—	(524)
Equity income of unconsolidated subsidiaries	(235)	(84)
Depreciation	15,224	14,564
Amortization	6,401	6,746
Deferred income taxes	3,845	1,617
Stock compensation	5,725	6,802
Excess tax benefits from stock-based compensation	(557)	(980)
Loss (gain) on sale of assets	7	(147)
Changes in assets and liabilities, net of effects of business acquisitions and dispositions
Accounts and notes receivable	(101,505)	(99,054)
Inventories	(708)	(5,525)
Prepaid expenses and other current assets	(8,946)	2,826
Accounts payable	(11,992)	22,479
Employee compensation and benefits	(28,759)	1,694
Accrued product claims and warranties	883	3,647
Income taxes	14,506	3,446
Other current liabilities	8,248	(1,584)
Pension and post-retirement benefits	1,619	(426)
Other assets and liabilities	(3,970)	(2,363)
Net cash provided by (used for) operating activities	(48,180)	(10,313)

Investing activities
Capital expenditures	(13,268)	(12,059)
Proceeds from sale of property and equipment	42	127
Acquisitions, net of cash acquired	(14,856)	—
Other	58	292
Net cash provided by (used for) investing activities	(28,024)	(11,640)
Financing activities
Net short-term borrowings	1,160	1,526
Proceeds from long-term debt	249,366	200,000
Repayment of long-term debt	(150,000)	(141,025)
Excess tax benefits from stock-based compensation	557	980
Stock issued to employees, net of shares withheld	(37)	(1,938)
Repurchases of common stock	(287)	—
Dividends paid	(19,844)	(18,837)
Net cash provided by (used for) financing activities	80,915	40,706
Effect of exchange rate changes on cash and cash equivalents	6,367	(5,366)
Change in cash and cash equivalents	11,078	13,387
Cash and cash equivalents, beginning of period	46,056	33,396
Cash and cash equivalents, end of period	$57,134	$46,783

See accompanying notes to condensed consolidated financial statements.

Pentair, Inc.

Condensed Consolidated Statements of Changes in Shareholders’ Equity (unaudited)

					Accumulated				Comprehensive
			Additional		other				income
In thousands, except share	Common shares		paid-in	Retained	comprehensive	Total	Noncontrolling		attributable
and per-share data	Number	Amount	capital	earnings	income (loss)	Pentair, Inc.	interest	Total	to Pentair, Inc.
Balance - December 31, 2010	98,409,192	$16,401	$474,489	$1,624,605	$(22,342)	$2,093,153	$111,879	$2,205,032
Net income				50,541		50,541	1,493	52,034	$50,541
Change in cumulative translation adjustment					39,410	39,410	1,912	41,322	39,410
Changes in market value of derivative financial instruments, net of $758 tax					1,457	1,457		1,457	1,457
Comprehensive income									$91,408
Cash dividends - $0.20 per common share				(19,844)		(19,844)		(19,844)
Share repurchase	(7,826)	(1)	(286)			(287)		(287)
Exercise of stock options, net of 1,825 shares tendered for payment	48,587	8	1,112			1,120		1,120
Issuance of restricted shares, net of cancellations	37,638	6	1,367			1,373		1,373
Amortization of restricted shares			330			330		330
Shares surrendered by employees to pay taxes	(68,277)	(11)	(2,520)			(2,531)		(2,531)
Stock compensation			2,438			2,438		2,438
Balance - April 2, 2011	98,419,314	$16,403	$476,930	$1,655,302	$18,525	$2,167,160	$115,284	$2,282,444

					Accumulated				Comprehensive
			Additional		other				income
In thousands, except share	Common shares		paid-in	Retained	comprehensive	Total	Noncontrolling		attributable
and per-share data	Number	Amount	capital	earnings	income (loss)	Pentair, Inc.	interest	Total	to Pentair, Inc.
Balance - December 31, 2009	98,655,506	$16,442	$472,807	$1,502,242	$20,597	$2,012,088	$114,252	$2,126,340
Net income				35,321		35,321	1,232	36,553	$35,321
Change in cumulative translation adjustment					(31,827)	(31,827)	(1,929)	(33,756)	(31,827)
Changes in market value of derivative financial instruments, net of ($357) tax					(571)	(571)		(571)	(571)
Comprehensive income									$2,923
Cash dividends - $0.19 per common share				(18,837)		(18,837)		(18,837)
Share repurchases
Exercise of stock options, net of 19,141 shares tendered for payment	107,672	18	1,523			1,541		1,541
Issuance of restricted shares, net of cancellations	6,648	1	508			509		509
Amortization of restricted shares			1,171			1,171		1,171
Shares surrendered by employees to pay taxes	(118,859)	(20)	(3,970)			(3,990)		(3,990)
Stock compensation			3,096			3,096		3,096
Balance - April 3, 2010	98,650,967	$16,441	$475,135	$1,518,726	$(11,801)	$1,998,501	$113,555	$2,112,056

See accompanying notes to condensed consolidated financial statements

Pentair, Inc. and Subsidiaries

Notes to condensed consolidated financial statements (unaudited)

1.             Basis of Presentation and Responsibility for Interim Financial Statements

We prepared the unaudited condensed consolidated financial statements following the requirements of the Securities and Exchange Commission (“SEC”) for interim reporting.  As permitted under those rules, certain footnotes or other financial information that are normally required by accounting principles generally accepted in the United States can be condensed or omitted.

We are responsible for the unaudited financial statements included in this document.  The financial statements include all normal recurring adjustments that are considered necessary for the fair presentation of our financial position and operating results.  As these are condensed financial statements, one should also read our consolidated financial statements and notes thereto, which are included in our 2010 Annual Report on Form 10-K for the year ended December 31, 2010.

Revenues, expenses, cash flows, assets and liabilities can and do vary during each quarter of the year.  Therefore, the results and trends in these interim financial statements may not be indicative of those for a full year.

Our fiscal year ends on December 31.  We report our interim quarterly periods on a 13-week basis ending on a Saturday.

In connection with preparing the unaudited condensed consolidated financial statements for the three months ended April 2, 2011, we have evaluated subsequent events for potential recognition and disclosure through the date of this filing.

2.             New Accounting Standards

There were no new accounting pronouncements issued or effective during the first three months of 2011 which have had or are expected to have a material impact on the Consolidated Financial Statements.

3.             Stock-based Compensation

Total stock-based compensation expense was $5.7 million and $6.8 million for the first quarter of 2011 and 2010, respectively.

During the first quarter of 2011, restricted shares and restricted stock units of our common stock were granted under the 2008 Omnibus Stock Incentive Plan to eligible employees with a vesting period of three to four years after issuance.  Restricted share awards and restricted stock units are valued at market value on the date of grant and are typically expensed over the vesting period.  Total compensation expense for restricted share awards and restricted stock units during the first quarter of 2011 and 2010 was $3.3 million and $3.7 million, respectively.

During the first quarter of 2011, option awards were granted under the 2008 Omnibus Stock Incentive Plan with an exercise price equal to the market price of our common stock on the date of grant.  Option awards are typically expensed over the vesting period.  Total compensation expense for stock option awards was $2.4 million and $3.1 million for the first quarter of 2011 and 2010, respectively.

We estimated the fair value of each stock option award on the date of grant using a Black-Scholes option pricing model, modified for dividends and using the following assumptions:

	April 2,	April 3,
	2011	2010
Expected stock price volatility	35.5%	35.0%
Expected life	5.5 yrs	5.5 yrs
Risk-free interest rate	1.49%	2.47%
Dividend yield	2.33%	2.30%

The weighted-average fair value of options granted during the first quarter of 2011 and 2010 was $8.04 and $7.84 per share, respectively.

These estimates require us to make assumptions based on historical results, observance of trends in our stock price, changes in option exercise behavior, future expectations and other relevant factors.  If other assumptions had been used, stock-based compensation expense, as calculated and recorded under the accounting guidance could have been affected.

Pentair, Inc. and Subsidiaries

Notes to condensed consolidated financial statements (unaudited)

We based the expected life assumption on historical experience as well as the terms and vesting periods of the options granted.  For purposes of determining expected stock price volatility, we considered a rolling average of historical volatility measured over a period approximately equal to the expected option term.  The risk-free interest rate for periods that coincide with the expected life of the options is based on the U.S. Treasury Department yield curve in effect at the time of grant.

4.             Earnings Per Common Share

Basic and diluted earnings per share was calculated using the following:

	Three months ended
	April 2,	April 3,
In thousands	2011	2010
Weighted average common shares outstanding — basic	98,098	98,030
Dilutive impact of stock options and restricted stock	1,572	1,538
Weighted average common shares outstanding — diluted	99,670	99,568

Stock options excluded from the calculation of diluted earnings per share because the exercise price was greater than the average market price of the common shares	2,191	4,821

5.             Restructuring

Restructuring accrual activity recorded on the Condensed Consolidated Balance Sheets is summarized as follows for the periods ended April 2, 2011, December 31, 2010 and April 3, 2010:

	April 2,	December 31,	April 3,
In thousands	2011	2010	2010
Beginning balance	$3,994	$14,509	$14,509
Cash payments and other	(866)	(10,515)	(5,286)
Ending balance	$3,128	$3,994	$9,223

6.       Acquisitions

On January 31, 2011 we acquired as part of our Water Group all of the outstanding shares of capital stock of Hidro Filtros do Brasil (“Hidro Filtros”) for $17.0 million.  The Hidro Filtros results of operations have been included in our consolidated financial statements since the date of acquisition.  Hidro Filtros is a leading manufacturer of water filters and filtering elements for residential and industrial applications operating in Brazil and neighboring countries.  Goodwill recorded as part of the purchase price allocation was $10.1 million, none of which is tax deductible.  Identified intangible assets acquired as part of the acquisition were $6.3 million including definite-lived intangibles, primarily customer relationships, of $5.5 million with an estimated life of 13 years.  The proforma impact of this acquisition was deemed to be not material.

On April 2, 2011, we entered into a definitive agreement to acquire as part of our Water Group the Clean Process Technologies (“CPT”) division, from privately held Norit Holding, B.V.  The purchase price is €503 million (approximately $700 million based on the exchange rate on such date), plus an amount, which we expect to be minimal, equal to third party debt of CPT at closing less cash of CPT available to pay off such bank debt.  We intend to fund the CPT acquisition with a combination of cash, funds available under our revolving credit facility and new debt.

CPT is a global leader in membrane solutions and clean process technologies in the high growth water and beverage filtration and separation segments.  Supported by more than a century of innovation and expertise and backed by its own proprietary technology, CPT provides sustainable purification systems and solutions for desalination, water reuse, industrial applications and beverage segments that effectively address the increasing challenges of clean water scarcity, rising energy costs and pollution.  CPT’s product offerings include innovative ultrafiltration and nanofiltration membrane technologies, aseptic valves, CO2 recovery and control systems and specialty pumping equipment.  Based in the Netherlands, CPT has broad sales diversity with the majority of 2010 revenues generated in European Union countries and Asia-Pacific.

Pentair, Inc. and Subsidiaries

Notes to condensed consolidated financial statements (unaudited)

The CPT acquisition is expected to close in the second quarter of 2011, subject to satisfaction of customary conditions and applicable regulatory approval.

7.             Inventories

Inventories were comprised of:

	April 2,	December 31,	April 3,
In thousands	2011	2010	2010
Raw materials and supplies	$217,855	$223,482	$198,737
Work-in-process	45,553	37,748	39,985
Finished goods	148,359	144,126	124,945
Total inventories	$411,767	$405,356	$363,667

8.                 Goodwill and Other Identifiable Intangible Assets

The changes in the carrying amount of goodwill for the three months ended April 2, 2011 and April 3, 2010 by segment were as follows:

In thousands	December 31, 2010	Acquisitions/ Divestitures	Foreign Currency Translation/Other	April 2, 2011
Water Group	$1,784,100	$10,078	$17,589	$1,811,767
Technical Products Group	281,944	—	3,717	285,661
Consolidated Total	$2,066,044	$10,078	$21,306	$2,097,428

In thousands	December 31, 2009	Acquisitions/ Divestitures	Foreign Currency Translation/Other	April 3, 2010
Water Group	$1,802,913	$—	$(17,388)	$1,785,525
Technical Products Group	285,884	—	(3,573)	282,311
Consolidated Total	$2,088,797	$—	$(20,961)	$2,067,836

The detail of acquired intangible assets consisted of the following:

	April 2, 2011			December 31, 2010			April 3, 2010
	Gross			Gross			Gross
	carrying	Accumulated		carrying	Accumulated		carrying	Accumulated
In thousands	amount	amortization	Net	amount	amortization	Net	amount	amortization	Net
Finite-life intangibles
Patents	$15,476	$(13,003)	$2,473	$15,469	$(12,695)	$2,774	$15,455	$(11,796)	$3,659
Proprietary technology	74,169	(31,110)	43,059	74,176	(29,862)	44,314	72,965	(25,255)	47,710
Customer relationships	292,920	(88,830)	204,090	282,479	(82,901)	199,578	283,577	(69,910)	213,667
Trade names	1,557	(430)	1,127	1,532	(383)	1,149	1,537	(269)	1,268
Total finite-life intangibles	$384,122	$(133,373)	$250,749	$373,656	$(125,841)	$247,815	$373,534	$(107,230)	$266,304
Indefinite-life intangibles
Trade names	210,495	—	210,495	205,755	—	205,755	206,094	—	206,094
Total intangibles, net	$594,617	$(133,373)	$461,244	$579,411	$(125,841)	$453,570	$579,628	$(107,230)	$472,398

Intangible asset amortization expense was approximately $6.4 million and $5.5 million for the three months ended April 2, 2011 and April 3, 2010, respectively.

Pentair, Inc. and Subsidiaries

Notes to condensed consolidated financial statements (unaudited)

The estimated future amortization expense for identifiable intangible assets during the remainder of 2011 and the next five years is as follows:

In thousands	Q2-Q4 2011	2012	2013	2014	2015	2016
Estimated amortization expense	$19,193	$24,849	$24,376	$24,052	$23,753	$23,636

9.             Debt

Debt and the average interest rates on debt outstanding are summarized as follows:

	Average
	interest rate	Maturity	April 2,	December 31,	April 3,
In thousands	April 2, 2011	(Year)	2011	2010	2010
Revolving credit facilities	0.88%	2012	$197,300	$97,500	$257,300
Private placement - fixed rate	5.65%	2013-2017	400,000	400,000	400,000
Private placement - floating rate	0.86%	2012-2013	205,000	205,000	205,000
Other	3.01%	2011-2016	6,127	4,972	3,833
Total debt, including current portion per balance sheet			808,427	707,472	866,133
Less: Current maturities			(13)	(18)	(51)
Short-term borrowings			(6,093)	(4,933)	(3,731)
Long-term debt			$802,321	$702,521	$862,351

The fair value of total debt excluding the deferred gain on interest rate swaps, was $838.9 million, $745.9 million and $872.4 million as of April 2, 2011, December 31, 2010 and  April 3, 2010,  respectively.

We have a multi-currency revolving Credit Facility (“Credit Facility”).  The Credit Facility creates an unsecured, committed revolving credit facility of up to $800 million, with multi-currency sub facilities to support investments outside the U.S.  The Credit Facility expires on June 4, 2012.  Borrowings under the Credit Facility bear interest at the rate of LIBOR plus 0.625%.  Interest rates and fees on the Credit Facility vary based on our credit ratings.

We are authorized to sell short-term commercial paper notes to the extent availability exists under the Credit Facility.  We use the Credit Facility as back-up liquidity to support 100% of commercial paper outstanding.  Our use of commercial paper as a funding vehicle depends upon the relative interest rates for our commercial paper compared to the cost of borrowing under our Credit Facility.

Total availability under our existing Credit Facility was $602.7 million as of April 2, 2011, which was not limited by any of the credit agreement’s financial covenants as of that date.

In addition to the Credit Facility, we have $40.0 million of uncommitted credit facilities, under which we had $6.0 million of borrowings as of April 2, 2011.

Our debt agreements contain certain financial covenants, the most restrictive of which is a leverage ratio (total consolidated indebtedness, as defined, over consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”), as defined) that may not exceed 3.5 to 1.0.  We were in compliance with all financial covenants in our debt agreements as of April 2, 2011.

Debt outstanding at April 2, 2011 matures on a calendar year basis as follows:

In thousands	Q2 -Q4 2011	2012	2013	2014	2015	2016	Thereafter	Total
Contractual debt obligation maturities	$6,106	$302,317	$200,003	$1	$—	$—	$300,000	$808,427

Pentair, Inc. and Subsidiaries

Notes to condensed consolidated financial statements (unaudited)

10.          Derivatives and Financial Instruments

Fair value measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  Assets and liabilities measured at fair value are classified using the following hierarchy, which is based upon the transparency of inputs to the valuation as of the measurement date:

Level 1:                             Valuation is based on observable inputs such as quoted market prices (unadjusted) for identical assets or liabilities in active markets.

Level 2:                             Valuation is based on inputs such as quoted market prices for similar assets or liabilities in active markets or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3:                             Valuation is based upon other unobservable inputs that are significant to the fair value measurement.

In making fair value measurements, observable market data must be used when available.  When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement.

Cash-flow Hedges

In August 2007, we entered into a $105 million interest rate swap agreement with a major financial institution to exchange variable rate interest payment obligations for a fixed rate obligation without the exchange of the underlying principal amounts in order to manage interest rate exposures.  The effective date of the swap was August 30, 2007.  The swap agreement has a fixed interest rate of 4.89% and expires in May 2012. The fixed interest rate of 4.89% plus the .50% interest rate spread over LIBOR results in an effective fixed interest rate of 5.39%.  The fair value of the swap was a liability of $5.3 million, $6.4 million and $8.2 million at April 2, 2011, December 31, 2010 and April 3, 2010, respectively, and was recorded in Other non-current liabilities on the Condensed Consolidated Balance Sheets.

In September 2005, we entered into a $100 million interest rate swap agreement with several major financial institutions to exchange variable rate interest payment obligations for fixed rate obligations without the exchange of the underlying principal amounts in order to manage interest rate exposures.  The effective date of the fixed rate swap was April 25, 2006.  The swap agreement has a fixed interest rate of 4.68% and expires in July 2013.  The fixed interest rate of 4.68% plus the .60% interest rate spread over LIBOR results in an effective fixed interest rate of 5.28%.  The fair value of the swap was a liability of $8.3 million, $9.4 million and $9.0 million at April 2, 2011, December 31, 2010 and April 3, 2010, respectively, and was recorded in Other non-current liabilities on the Condensed Consolidated Balance Sheets.

The variable to fixed interest rate swaps are designated as cash-flow hedges. The fair value of these swaps are recorded as assets or liabilities on the Condensed Consolidated Balance Sheets. Unrealized income/expense is included in Accumulated other comprehensive income (“OCI”) and realized income/expense and amounts due to/from swap counterparties, are recorded in Net interest expense in our Condensed Consolidated Statements of  Income. We realized incremental expense resulting from the swaps of $2.4 million and $2.3 million for the three months ended April 2, 2011 and April 3, 2010, respectively.

The variable to fixed interest rate swaps are designated as and are effective as cash-flow hedges.  The fair value of these swaps are recorded as assets or liabilities on the Condensed Consolidated Balance Sheets, with changes in their fair value included in OCI.  Derivative gains and losses included in OCI are reclassified into earnings at the time the related interest expense is recognized or the settlement of the related commitment occurs.

Failure of one or more of our swap counterparties would result in the loss of any benefit to us of the swap agreement.  In this case, we would continue to be obligated to pay the variable interest payments per the underlying debt agreements which are at variable interest rates of 3 month LIBOR plus .50% for $105 million of debt and 3 month LIBOR plus .60% for $100 million of debt.  Additionally, failure of one or all of our swap counterparties would not eliminate our obligation to continue to make payments under our existing swap agreements if we continue to be in a net pay position.

Pentair, Inc. and Subsidiaries

Notes to condensed consolidated financial statements (unaudited)

Our interest rate swaps are carried at fair value measured on a recurring basis.  Fair values are determined through the use of models that consider various assumptions, including time value, yield curves, as well as other relevant economic measures, which are inputs that are classified as Level 2 in the valuation hierarchy defined by the accounting guidance.

In April 2011 as part of our planned debt issuance to fund the CPT acquisition, we have entered into interest rate swap contracts to hedge interest rates for a portion of the expected debt offering.  The swaps have a notional amount of $400 million, an average interest rate of 3.65% with an effective date of May 13, 2011.

Foreign currency contract

In March 2011, we entered into a foreign currency option contract to reduce our exposure to fluctuations in the euro related to our €503 million acquisition of CPT.  The contract has a notional amount of €286.0 million, a strike price of 1.4375 and a maturity date of May 13, 2011.  The fair value of the contract was an asset of $2.8 million at April 2, 2011 and was recorded in Prepaid expenses and other current assets on the Condensed Consolidated Balance Sheets.

We manage our economic and transaction exposure to certain market-based risks through the use of foreign currency derivative instruments. Our objective in holding derivatives is to reduce the volatility of net earnings and cash flows associated with changes in foreign currency exchange rates.

Fair value of financial information

Financial assets and liabilities measured at fair value on a recurring basis were as follows:

	Fair Value
In thousands	April 2, 2011	(Level 1)	(Level 2)	(Level 3)
Cash-flow hedges	$13,540	$—	$13,540	$—
Foreign currency contract	2,817	—	2,817	—
Deferred compensation plan (1)	24,580	24,580	—	—

	Fair Value
In thousands	December 31, 2010	(Level 1)	(Level 2)	(Level 3)
Cash-flow hedges	$15,768	$—	$15,768	$—
Foreign currency contract	1,183	—	1,183	—
Deferred compensation plan (1)	24,126	24,126	—	—

	Fair Value
In thousands	April 3, 2010	(Level 1)	(Level 2)	(Level 3)
Cash-flow hedges	$17,270	$—	$17,270	$—
Deferred compensation plan (1)	23,229	23,229	—	—

(1)      Deferred compensation plan assets include mutual funds and cash equivalents for payment of certain non-qualified benefits for retired, terminated and active employees.  The fair value of these assets was based on quoted market prices.

11.          Income Taxes

The provision for income taxes consists of provisions for federal, state and foreign income taxes.  We operate in an international environment with operations in various locations outside the U.S.  Accordingly, the consolidated income tax rate is a composite rate reflecting the earnings in the various locations and the applicable rates.

The effective income tax rate for the three months ended April 2, 2011 was 32.5% compared to 33.5% for the three months ended April 3, 2010.  We expect the effective tax rate for the remainder of 2011 to be between 32% and 32.5%, resulting in a full year effective income tax rate of between 32% and 32.5%.  We continue to actively pursue initiatives to reduce our effective tax rate.  The tax rate in any quarter can be affected positively or negatively by adjustments that are required to be reported in the specific quarter of resolution.

The total gross liability for uncertain tax positions was $24.5 million, $24.3 million and $28.7 million at April 2, 2011, December 31, 2010 and April 3, 2010, respectively.  We record penalties and interest related to unrecognized tax benefits in Provision for income

Pentair, Inc. and Subsidiaries

Notes to condensed consolidated financial statements (unaudited)

taxes and Net interest expense, respectively, on the Condensed Consolidated Statements of Income, which is consistent with our past practices.

12.               Benefit Plans

Components of net periodic benefit cost (income) for the three months ended April 2, 2011 and April 3, 2010 were as follows:

	Three months ended
	Pension benefits		Post-retirement
	April 2,	April 3,	April 2,	April 3,
In thousands	2011	2010	2011	2010
Service cost	$3,130	$2,886	$45	$50
Interest cost	8,225	7,887	472	503
Expected return on plan assets	(7,963)	(7,710)	—	—
Amortization of transition obligation	—	6	—	—
Amortization of prior year service cost (benefit)	—	8	(7)	(7)
Recognized net actuarial loss (gains)	971	406	(826)	(823)
Net periodic benefit cost (income)	$4,363	$3,483	$(316)	$(277)

13.          Business Segments

Financial information by reportable segment for the three months ended April 2, 2011 and April 3, 2010 is shown below:

	Three months ended
	April 2,	April 3,
In thousands	2011	2010
Net sales to external customers
Water Group	$515,368	$478,038
Technical Products Group	274,905	228,975
Consolidated	$790,273	$707,013

Intersegment sales
Water Group	$455	$517
Technical Products Group	999	703
Other	(1,454)	(1,220)
Consolidated	$—	$—

Operating income (loss)
Water Group	$56,528	$42,138
Technical Products Group	48,087	33,098
Other	(18,438)	(11,635)
Consolidated	$86,177	$63,601

14.          Warranty

The changes in the carrying amount of service and product warranties for the three months ended April 2, 2011 and April 3, 2010 and the year ended December 31, 2010 were as follows:

Pentair, Inc. and Subsidiaries

Notes to condensed consolidated financial statements (unaudited)

	April 2,	December 31,	April 3,
In thousands	2011	2010	2010
Balance at beginning of the year	$30,050	$24,288	$24,288
Service and product warranty provision	11,769	56,553	14,924
Payments	(10,886)	(50,729)	(11,276)
Acquired	40	—	—
Translation	197	(62)	(133)
Balance at end of the period	$31,170	$30,050	$27,803

15.          Commitments and Contingencies

There have been no further material developments from the disclosures contained in our 2010 Annual Report on Form 10-K.

16.          Financial Statements of Subsidiary Guarantors

Pentair (the “Parent Company”) expects that certain of its domestic subsidiaries (the “Guarantor Subsidiaries”), each of which is directly or indirectly wholly-owned by the Parent Company will jointly and severally, and fully and unconditionally, guarantee certain long-term indebtedness of the Parent Company.  The following supplemental financial information sets forth the Condensed Consolidated Balance Sheets as of April 2, 2011, December 31, 2010 and April 3, 2010, the related Condensed Consolidated Statements of Income for the three months ended April 2, 2011 and April 3, 2010, and Statements of Cash Flows for the three months ended April 3, 2011 and April 3, 2010, for the Parent Company, the Guarantor Subsidiaries, the Non-Guarantor Subsidiaries, and total consolidated Pentair and subsidiaries.

Pentair, Inc. and Subsidiaries

Condensed Consolidated Statements of Income (Unaudited)

For the period ended April 2, 2011

	Parent	Guarantor	Non-Guarantor
In thousands	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Net sales	$—	$515,054	$341,578	$(66,359)	$790,273
Cost of goods sold	—	355,561	251,730	(66,077)	541,214
Gross profit	—	159,493	89,848	(282)	249,059
Selling, general and administrative	6,606	85,119	53,317	(282)	144,760
Research and development	170	10,846	7,106	—	18,122
Operating (loss) income	(6,776)	63,528	29,425	—	86,177
Earnings from investment in subsidiaries	(37,306)	—	—	37,306	—
Other (income) expense:
Equity income of unconsolidated subsidiaries	(176)	—	(59)	—	(235)
Net interest (income) expense	(27,379)	38,485	(1,781)	—	9,325
Income (loss) from continuing operations before income taxes and noncontrolling interest	58,085	25,043	31,265	(37,306)	77,087
Provision for income taxes	7,544	8,481	9,028	—	25,053
Income from continuing operations	50,541	16,562	22,237	(37,306)	52,034
Net income before noncontrolling interest	50,541	16,562	22,237	(37,306)	52,034
Noncontrolling interest	—	—	1,493	—	1,493
Net income attributable to Pentair, Inc.	$50,541	$16,562	$20,744	$(37,306)	$50,541

Net income from continuing operations attributable to Pentair, Inc.	$50,541	$16,562	$20,744	$(37,306)	$50,541

Pentair, Inc. and Subsidiaries

Condensed Consolidated Statements of Income (Unaudited)

For the period ended April 3, 2010

	Parent	Guarantor	Non-Guarantor
In thousands	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Net sales	$—	$476,355	$290,430	$(59,772)	$707,013
Cost of goods sold	—	331,723	221,149	(59,561)	493,311
Gross profit	—	144,632	69,281	(211)	213,702
Selling, general and administrative	(992)	80,528	53,565	(211)	132,890
Research and development	136	10,844	6,231	—	17,211
Operating income	856	53,260	9,485	—	63,601
Earnings from investment in subsidiaries	(17,160)	—	—	17,160	—
Other (income) expense:
Equity income of unconsolidated subsidiaries	—	(84)	—	—	(84)
Net interest (income) expense	(27,281)	38,494	(1,686)	—	9,527
Income (loss) from continuing operations before income taxes and noncontrolling interest	45,297	14,850	11,171	(17,160)	54,158
Provision for income taxes	10,500	5,264	2,365	—	18,129
Income from continuing operations	34,797	9,586	8,806	(17,160)	36,029
Gain on disposal of discontinued operations, net of tax	524	—	—	—	524
Net income before noncontrolling interest	35,321	9,586	8,806	(17,160)	36,553
Noncontrolling interest	—	—	1,232	—	1,232
Net income attributable to Pentair, Inc.	$35,321	$9,586	$7,574	$(17,160)	$35,321

Net income from continuing operations attributable to Pentair, Inc.	$34,797	$9,586	$7,574	$(17,160)	$34,797

Pentair, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

April 2, 2011

	Parent	Guarantor	Non-Guarantor
In thousands	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Assets
Current assets
Cash and cash equivalents	$4,685	$3,002	$49,447	$—	$57,134
Accounts and notes receivable, net	920	396,800	296,182	(68,046)	625,856
Inventories	—	199,662	212,105	—	411,767
Deferred tax assets	113,937	40,064	9,032	(106,663)	56,370
Prepaid expenses and other current assets	12,344	7,471	52,328	(14,193)	57,950
Total current assets	131,886	646,999	619,094	(188,902)	1,209,077
Property, plant and equipment, net	20,002	112,276	206,332	—	338,610
Other assets
Investments in/advances to subsidiaries	2,376,211	92,230	785,383	(3,253,824)	—
Goodwill	—	1,471,582	625,846	—	2,097,428
Intangibles, net	—	220,344	240,900	—	461,244
Other	55,588	4,167	21,622	(25,049)	56,328
Total other assets	2,431,799	1,788,323	1,673,751	(3,278,873)	2,615,000
Total assets	$2,583,687	$2,547,598	$2,499,177	$(3,467,775)	$4,162,687

Liabilities and Shareholders’ Equity
Current liabilities
Short-term borrowings	$—	$—	$6,093	$—	$6,093
Current maturities of long-term debt	118,836	(13)	29,684	(148,494)	13
Accounts payable	9,445	148,024	167,071	(68,048)	256,492
Employee compensation and benefits	24,218	19,759	40,066	—	84,043
Current pension and post-retirement benefits	8,733	—	—	—	8,733
Accrued product claims and warranties	12,248	22,121	9,049	—	43,418
Income taxes	2,318	7,524	10,650	—	20,492
Accrued rebates and sales incentives	—	21,560	7,986	—	29,546
Other current liabilities	15,551	31,461	64,710	(14,191)	97,531
Total current liabilities	191,349	250,436	335,309	(230,733)	546,361
Other liabilities
Long-term debt	802,300	1,947,379	399,205	(2,346,563)	802,321
Pension and other retirement compensation	138,135	501	77,956	—	216,592
Post-retirement medical and other benefits	18,135	36,373	—	(25,049)	29,459
Long-term income taxes payable	23,548	—	—	—	23,548
Deferred tax liabilities	25	213,385	69,130	(106,663)	175,877
Due to/ (from) affiliates	(802,224)	(160,911)	948,590	14,545	—
Other non-current liabilities	45,259	1,797	39,029	—	86,085
Total liabilities	416,527	2,288,960	1,869,219	(2,694,463)	1,880,243
Noncontrolling interest	—	—	115,284	—	115,284
Shareholders’ equity attributable to Pentair, Inc.	2,167,160	258,638	514,674	(773,312)	2,167,160
Total liabilities and shareholders’ equity	$2,583,687	$2,547,598	$2,499,177	$(3,467,775)	$4,162,687

Pentair, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

December 31, 2010

	Parent	Guarantor	Non- Guarantor
In thousands	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Assets
Current assets
Cash and cash equivalents	$3,201	$3,404	$39,451	$—	$46,056
Accounts and notes receivable, net	678	357,730	222,319	(63,822)	516,905
Inventories	—	232,369	172,987	—	405,356
Deferred tax assets	115,722	40,064	7,928	(107,365)	56,349
Prepaid expenses and other current assets	8,278	10,098	51,497	(25,242)	44,631
Total current assets	127,879	643,665	494,182	(196,429)	1,069,297
Property, plant and equipment, net	17,392	144,332	167,711	—	329,435
Other assets
Investments in/advances to subsidiaries	2,355,343	89,659	748,181	(3,193,183)	—
Goodwill	—	1,549,537	516,507	—	2,066,044
Intangibles, net	—	265,987	187,583	—	453,570
Other	56,052	4,045	20,139	(25,049)	55,187
Total other assets	2,411,395	1,909,228	1,472,410	(3,218,232)	2,574,801
Total assets	$2,556,666	$2,697,225	$2,134,303	$(3,414,661)	$3,973,533

Liabilities and Shareholders' Equity
Current liabilities
Short-term borrowings	$—	$—	$4,933	$—	$4,933
Current maturities of long-term debt	135,678	—	18,154	(153,814)	18
Accounts payable	4,908	170,747	150,517	(63,815)	262,357
Employee compensation and benefits	38,513	32,167	37,315	—	107,995
Current pension and post-retirement benefits	8,733	—	—	—	8,733
Accrued product claims and warranties	12,245	23,410	6,640	—	42,295
Income taxes	4,788	633	543	—	5,964
Accrued rebates and sales incentives	—	23,500	10,059	—	33,559
Other current liabilities	9,772	33,227	63,185	(25,242)	80,942
Total current liabilities	214,637	283,684	291,346	(242,871)	546,796
Other liabilities
Long-term debt	702,500	1,947,400	377,539	(2,324,918)	702,521
Pension and other retirement compensation	136,750	112	72,997	—	209,859
Post-retirement medical and other benefits	18,388	36,986	—	(25,049)	30,325
Long-term income taxes payable	23,507	—	—	—	23,507
Deferred tax liabilities	5	213,385	63,173	(107,365)	169,198
Due to/ (from) affiliates	(678,966)	(80,779)	810,652	(50,907)	—
Other non-current liabilities	46,692	1,892	37,711	—	86,295
Total liabilities	463,513	2,402,680	1,653,418	(2,751,110)	1,768,501
Noncontrolling interest	—	—	111,879	—	111,879
Shareholders' equity attributable to Pentair, Inc.	2,093,153	294,545	369,006	(663,551)	2,093,153
Total liabilities and shareholders' equity	$2,556,666	$2,697,225	$2,134,303	$(3,414,661)	$3,973,533

Pentair, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

April 3, 2010

	Parent	Guarantor	Non- Guarantor
In thousands	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Assets
Current assets
Cash and cash equivalents	$3,025	$3,475	$40,283	$—	$46,783
Accounts and notes receivable, net	1,203	344,850	258,048	(53,271)	550,830
Inventories	—	195,190	168,477	—	363,667
Deferred tax assets	121,399	35,222	6,721	(113,677)	49,665
Prepaid expenses and other current assets	10,250	8,898	35,479	(11,047)	43,580
Total current assets	135,877	587,635	509,008	(177,995)	1,054,525
Property, plant and equipment, net	12,119	116,676	201,406	—	330,201
Other assets
Investments in/advances to subsidiaries	2,358,246	94,051	711,247	(3,163,544)	—
Goodwill	—	1,471,582	596,254	—	2,067,836
Intangibles, net	—	233,575	238,823	—	472,398
Other	61,617	4,548	17,904	(27,845)	56,224
Total other assets	2,419,863	1,803,756	1,564,228	(3,191,389)	2,596,458
Total assets	$2,567,859	$2,508,067	$2,274,642	$(3,369,384)	$3,981,184

Liabilities and Shareholders’ Equity
Current liabilities
Short-term borrowings	$—	$—	$3,731	$—	$3,731
Current maturities of long-term debt	90,000	(26)	20,685	(110,608)	51
Accounts payable	6,880	126,364	149,520	(53,262)	229,502
Employee compensation and benefits	17,737	23,443	36,316	—	77,496
Current pension and post-retirement benefits	8,948	—	—	—	8,948
Accrued product claims and warranties	—	19,072	18,731	—	37,803
Income taxes	(1,161)	10,561	(829)	—	8,571
Accrued rebates and sales incentives	—	17,561	7,092	—	24,653
Other current liabilities	20,972	36,103	40,741	(11,053)	86,763
Total current liabilities	143,376	233,078	275,987	(174,923)	477,518
Other liabilities
Long-term debt	862,300	1,947,432	382,087	(2,329,468)	862,351
Pension and other retirement compensation	150,378	9,264	72,091	—	231,733
Post-retirement medical and other benefits	19,244	39,231	—	(27,845)	30,630
Long-term income taxes payable	25,720	—	—	—	25,720
Deferred tax liabilities	637	198,892	59,925	(113,677)	145,777
Due to/ (from) affiliates	(676,791)	(141,741)	931,678	(113,146)	—
Other non-current liabilities	44,494	4,294	46,611	—	95,399
Total liabilities	569,358	2,290,450	1,768,379	(2,759,059)	1,869,128
Noncontrolling interest	—	—	113,555	—	113,555
Shareholders’ equity attributable to Pentair, Inc.	1,998,501	217,617	392,708	(610,325)	1,998,501
Total liabilities and shareholders’ equity	$2,567,859	$2,508,067	$2,274,642	$(3,369,384)	$3,981,184

Pentair, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

For the period ended April 2, 2011

	Parent	Guarantor	Non- Guarantor
In thousands	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Operating activities
Net income before noncontrolling interest	$50,541	$16,562	$22,237	$(37,306)	$52,034
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Equity (income) losses of unconsolidated subsidiaries	(176)	—	(59)	—	(235)
Depreciation	1,189	7,056	6,979	—	15,224
Amortization	(12)	3,872	2,541	—	6,401
Earnings from investments in subsidiaries	(37,306)	—	—	37,306	—
Deferred income taxes	3,568	—	277	—	3,845
Stock compensation	5,725	—	—	—	5,725
Excess tax benefits from stock-based compensation	(557)	—	—	—	(557)
Loss on sale of assets	7	—	—	—	7
Changes in assets and liabilities, net of effects of business acquisitions and dispositions
Accounts and notes receivable	(4,834)	(44,822)	(56,080)	4,231	(101,505)
Inventories	—	36,134	(36,842)	—	(708)
Prepaid expenses and other current assets	36,766	2,789	(37,452)	(11,049)	(8,946)
Accounts payable	6,676	(28,954)	14,519	(4,233)	(11,992)
Employee compensation and benefits	(17,251)	(13,544)	2,036	—	(28,759)
Accrued product claims and warranties	—	(1,498)	2,381	—	883
Income taxes	7,917	2,477	4,112	—	14,506
Other current liabilities	(44,480)	(4,785)	46,462	11,051	8,248
Pension and post-retirement benefits	1,132	(485)	972	—	1,619
Other assets and liabilities	(41,206)	42,583	(5,347)	—	(3,970)
Net cash provided by (used for) operating activities	(32,301)	17,385	(33,264)	—	(48,180)
Investing activities
Capital expenditures	(1,129)	(6,112)	(6,027)	—	(13,268)
Proceeds from sale of property and equipment	—	23	19	—	42
Acquisitions, net of cash acquired	—	—	(14,856)	—	(14,856)
Other	234	(176)	—	—	58
Net cash provided by (used for) investing activities	(895)	(6,265)	(20,864)	—	(28,024)
Financing activities
Net short-term borrowings	1,160	(33)	33	—	1,160
Proceeds from long-term debt	249,366	—	—	—	249,366
Repayment of long-term debt	(150,000)	—	—	—	(150,000)
Net change in advances to subsidiaries	(15,920)	(104,670)	120,590	—	—
Excess tax benefits from stock-based compensation	557	—	—	—	557
Stock issued to employees, net of shares withheld	(37)	—	—	—	(37)
Repurchases of common stock	(287)				(287)
Dividends paid	(19,835)	—	(9)	—	(19,844)
Net cash provided by (used for) financing activities	65,004	(104,703)	120,614	—	80,915
Effect of exchange rate changes on cash and cash equivalents	(30,324)	93,181	(56,490)	—	6,367
Change in cash and cash equivalents	1,484	(402)	9,996	—	11,078
Cash and cash equivalents, beginning of period	3,201	3,404	39,451	—	46,056
Cash and cash equivalents, end of period	$4,685	$3,002	$49,447	$—	$57,134

Pentair, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

For the period ended April 3, 2010

	Parent	Guarantor	Non- Guarantor
In thousands	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Operating activities
Net income before noncontrolling interest	$35,321	$9,586	$8,806	$(17,160)	$36,553
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Gain on disposal of discontinued operations	(524)	—	—	—	(524)
Equity income of unconsolidated subsidiaries	—	(84)	—	—	(84)
Depreciation	434	7,757	6,373	—	14,564
Amortization	291	3,899	2,556	—	6,746
Earnings from investments in subsidiaries	(17,160)	—		17,160	—
Deferred income taxes	1,293	28	296	—	1,617
Stock compensation	6,802	—	—	—	6,802
Excess tax benefits from stock-based compensation	(980)	—	—	—	(980)
Gain on sale of assets	(147)	—	—	—	(147)
Changes in assets and liabilities, net of effects of business acquisitions and dispositions
Accounts and notes receivable	2,237	(86,078)	(15,821)	608	(99,054)
Inventories	—	(1,152)	(4,373)	—	(5,525)
Prepaid expenses and other current assets	27,302	(2,265)	(15,354)	(6,857)	2,826
Accounts payable	(2,862)	21,752	4,110	(521)	22,479
Employee compensation and benefits	(1,455)	(1,215)	4,364	—	1,694
Accrued product claims and warranties	—	3,455	192	—	3,647
Income taxes	(17,797)	24,262	(3,019)	—	3,446
Other current liabilities	(18,537)	(6,015)	16,195	6,773	(1,584)
Pension and post-retirement benefits	(937)	(275)	786	—	(426)
Other assets and liabilities	(1,062)	(11,894)	10,593	—	(2,363)
Net cash provided by (used for) operating activities	12,219	(38,239)	15,704	3	(10,313)
Investing activities
Capital expenditures	(1,690)	(6,430)	(3,939)	—	(12,059)
Proceeds from sale of property and equipment	—	94	33	—	127
Other	265	—	27	—	292
Net cash provided by (used for) investing activities	(1,425)	(6,336)	(3,879)	—	(11,640)
Financing activities
Net short-term borrowings	1,526	—	—	—	1,526
Proceeds from long-term debt	200,000	—	—	—	200,000
Repayment of long-term debt	(141,025)	—	—	—	(141,025)
Net change in advances to subsidiaries	(47,261)	50,018	(2,754)	(3)	—
Excess tax benefits from stock-based compensation	980	—	—	—	980
Stock issued to employees, net of shares withheld	(1,938)	—	—	—	(1,938)
Dividends paid	(18,837)	—	—	—	(18,837)
Net cash provided by (used for) financing activities	(6,555)	50,018	(2,754)	(3)	40,706
Effect of exchange rate changes on cash and cash equivalents	(3,246)	(3,781)	1,661	—	(5,366)
Change in cash and cash equivalents	993	1,662	10,732	—	13,387
Cash and cash equivalents, beginning of period	2,032	1,813	29,551	—	33,396
Cash and cash equivalents, end of period	$3,025	$3,475	$40,283	$—	$46,783